                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 FORM 8-K/A

                                Amendment No. 1


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 17, 1998

                              PREVIEW TRAVEL, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                      000-23177              94-2965892
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                   747 Front Street, San Francisco, CA 94111
              (Address of principal executive offices) (Zip code)


                                 (415) 439-1200
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

On December 31, 1998, Preview Travel, Inc. (the "Company") completed a transaction with NewsNet Central, Inc. ("NNC"), pursuant to which substantially all of the assets of the Company's television business, as operated by the Company's wholly owned subsidiary, News Travel Network, Inc. ("NTN"), were transferred to NNC (the "TV Disposition"). Prior to the closing of the TV Disposition, the Company contributed certain assets to NTN, including the following: (a) cash in the amount of $88,000, (b) certain assets related to NTN's business, including a library of travel video content, and
(c) assignment of the Company's rights and obligations under certain contracts related to NTN's business.

In consideration of the transfer of the assets of NTN to NNC, the Company received from NNC the following: (a) a convertible promissory note in the principal amount of $250,000 (the "Note"), (b) a subordinated promissory note in the principal amount of $1,000,000 (the "Subordinated Note"), which will bear interest at the rate of 6% per annum and will be secured by certain portions of the assets of NNC, including its fixed assets and the video library, and (c) a warrant to purchase up to 2,275,445 shares of Common Stock of NNC at an exercise price of $0.45 per share (the "Warrant"). The Note will be due and payable upon demand by the Company on December 31, 1999; provided, however, that the Note will be automatically converted into shares of Series A Preferred Stock of NTN at a conversion price of $4.50 per share upon the occurrence of certain conditions.

NNC was incorporated under the laws of Delaware on October 19, 1998. As of December 17, 1998, James Hornthal, the Company's founder and Chairman holds 800,000 shares and the Company holds 829,000 shares of Common Stock of NNC, which each purchased on November 15, 1998 at a price of $0.015 per share. Following the closing of the TV Disposition and the conversions of all outstanding convertible promissory notes, including the Note, the Company owns approximately 19.7% of NNC's Common Stock (assuming conversion of the Series A Preferred Stock into Common Stock).

In addition, the Company and NNC entered into a Services Agreement that provides for, among other things, the following: (a) the sublease to NNC of the Company's facilities at One Beach Street in San Francisco, (b) the Company's right to act as the co-exclusive advertising sales representative for NTN's Travel Update programs, (c) a perpetual, nonexclusive, royalty-free license to use NTN's travel video library (including any enhancements thereto), and (d) the continued branding of NTN's "Travel News" and "Travel Update" programs with "Preview Travel" marks. NNC will agree not to provide online travel services for a period of five years following the termination of the Services Agreement.

As the historical operations of the Company's television business were not profitable, and due to the significant risks inherent in the independent television business, the Company has attributed no value to the Subordinated Note and the Warrant. The net value of the Company's investment in NNC will be recorded at $250,000.

As of the closing of the TV Disposition, substantially all of the Company's employees engaged in NTN's business have become employees of NNC.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Not applicable.

     (b) Unaudited pro forma financial information has been previously filed with the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 24, 1998.

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     (c)  Exhibits.
          --------

          2.1* Note and Warrant Purchase Agreement dated December 17,
               1998 among the Company, News Travel Network, Inc., a wholly owned subsidiary of the Company, and NewsNet Central, Inc.

          * Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              PREVIEW TRAVEL, INC.
                              (Registrant)



Date:  January 12, 1999       By:   /s/ Kenneth R. Pelowski
                                    ------------------------------------------
                                    Kenneth R. Pelowski
                                    Executive Vice President, Finance and
                                    Administration and Chief Financial Officer

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                               INDEX TO EXHIBITS


                                                              Sequentially
Exhibit                                                         Numbered
Number    Description                                             Page
------    -----------                                        --------------

2.1*      Note and Warrant Purchase Agreement dated
          December 17, 1998 among the Company, News
          Travel Network, Inc., a wholly owned subsidiary of the Company, and NewsNet Central, Inc.

* Previously filed.

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